EXHIBIT 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

                                        February 1,     February 2,      February 3,     January 29,     January 30,
                                            2003            2002            2001*            2000            1999
                                       --------------- --------------- ---------------- --------------- ---------------
Consolidated pretax income                   $211,100        $111,571         $140,860        $283,949        $219,084
Fixed charges (less capitalized
    interest)                                 205,640         225,997          264,628         274,586         219,341
                                       --------------- --------------- ---------------- --------------- ---------------
EARNINGS                                     $416,740        $337,568         $405,488        $558,535        $438,425
                                       =============== =============== ================ =============== ===============

Interest                                     $182,940        $201,736         $239,280        $249,514        $196,680
Capitalized interest                            2,469           5,415            4,720           5,177           3,050
Interest factor in rent expense                22,700          24,261           25,348          25,072          22,661
                                       --------------- --------------- ---------------- --------------- ---------------
FIXED CHARGES                                $208,109        $231,412         $269,348        $279,763        $222,391
                                       =============== =============== ================ =============== ===============

Ratio of earnings to fixed
    Charges                                      2.00            1.46             1.51            2.00            1.97
                                       =============== =============== ================ =============== ===============

*53 week year.